Exhibit 99.1

News Release
1660 Wynkoop Street, Suite 1000 Denver Colorado 80202-1132
Phone: (303) 573-1660
Fax: (303) 595-9385
Email: info@royalgold.com
www.royalgold.com

FOR IMMEDIATE RELEASE:	FOR FURTHER INFORMATION CONTACT:

Karen Gross, Vice President and Corporate Secretary
(303) 573-1660
ROYAL GOLD TO ACQUIRE BARRICK GOLD’S ROYALTY PORTFOLIO
     DENVER, COLORADO. JULY 31, 2008: ROYAL GOLD, INC. (NASDAQ:RGLD; TSX:RGL), the leading precious metals royalty company, announced that it has entered into a definitive agreement to acquire a portfolio of royalties from Barrick Gold Corporation (“Barrick”) for net cash consideration of $150 million and a restructuring of certain Royal Gold royalty positions at Barrick’s Cortez Pipeline Mining Complex (“Cortez”) in Nevada. The restructuring of these royalty positions will reduce the royalty burden on the undeveloped Crossroads deposit at Cortez while having only a minimal impact on Royal Gold’s royalty revenue from the current production.
     The Barrick portfolio consists of royalties on 77 properties, including eight producing royalties, 20 development and evaluation stage properties, and 49 exploration projects. Over 75% of the portfolio consists of precious metals royalties. The purchase price for the acquisition will be paid from cash on hand.
     Royalty revenue generated from the Barrick portfolio in calendar 2007 was approximately $12 million. Revenues are expected to grow, assuming current commodity prices, as development stage projects commence production. The transaction is expected to be immediately accretive on all key financial measures.
     This royalty package complements Royal Gold’s existing geographical royalty positions with significant growth into Canada and Australia.

Terms of the Transaction
     Currently, Royal Gold holds four gold royalty interests at Cortez, consisting of two sliding-scale gross smelter return (“GSR”) royalties (“GSR1 and GSR2”), a fixed rate GSR royalty (“GSR3”) and a net value return royalty (“NVR1”). As consideration for the acquisition, Royal Gold will pay Barrick $150 million in cash and reduce the GSR2 royalty, ranging from 0.72% to 9.0%, to match the current GSR1 royalty rate ranging from 0.40% to 5.0%. Royal Gold also will eliminate its interest in the 0.71% GSR3 and the 0.39% NVR1 royalties on the mining claims that comprise the undeveloped Crossroads deposit. The GSR3 and NVR1 royalties which cover areas outside of the Crossroads deposit at Cortez will not be affected by this transaction. The Crossroads deposit will continue to be subject to Royal Gold’s GSR2 royalty at the reduced royalty rate. The transaction is expected to close on October 1, 2008.
     Commenting on the transaction, Tony Jensen, President and Chief Executive Officer, stated, “This is a unique opportunity to significantly grow our asset base through the acquisition of a large royalty package with a primary focus on precious metals. These new properties will not only provide immediate royalty revenue and cash flow, but will also add significant strength to all phases of our portfolio — producing royalties, evaluation and development properties, and exploration projects. We believe the restructuring of our various royalties at Cortez will provide the catalyst needed for Barrick to develop the Crossroads deposit, thus providing our shareholders even greater upside from this transaction over the long-term.”
     Barrick is currently investing exploration and engineering resources to advance the development of the Crossroads project. In a press release today, Barrick stated it “is targeting the conversion of all the existing 1.1 million ounces of the measured and indicated resources held in the Crossroads deposit to the proven and probable reserve category at year-end. Upside potential exists and is being tested through ongoing drilling with the expectation of significant resource additions.”
Key Assets
     The royalty portfolio was assembled by Barrick and various predecessor companies, including Placer Dome, Homestake, Lac Minerals, AurionGold, Delta Gold and Plutonic. The key assets in the royalty package include the following properties:

•	Mulatos — a sliding-scale net smelter return (“NSR”) royalty currently paying 3.5% on Alamos Gold’s Mulatos gold mine in Mexico. Royal Gold currently owns an additional 0.30%-1.50% sliding-scale NSR royalty on the property. This acquisition consolidates the Mulatos royalty and increases Royal Gold’s royalty interest from 1.5% to 5.0% at current commodity prices. The royalty is capped at 2.0 million ounces of production and 212,000 ounces have been produced through March 31, 2008.
•	Malartic — a 2.0%-3.0% sliding-scale NSR royalty on the Canadian Malartic gold project, owned by Osisko Mining Corporation (“Osisko”). Osisko anticipates releasing measured and indicated additional mineralized material estimates on Malartic in the third quarter of 2008 and expects to complete feasibility work in the fourth quarter of 2008. The royalty is subject to a buy down right and a right of first refusal.
•	Siguiri — a sliding-scale NSR royalty currently paying 1.875% on the Siguiri gold mine in Guinea, West Africa, operated by AngloGold Ashanti. The royalty is capped on a dollar basis and approximately $15 million remains to be paid.
•	Mt. Goode/Cosmos — a 1.5% NSR royalty covering a portion of Xstrata’s Cosmos nickel mine in Australia. A large portion of the royalty ground is located to the south of the Cosmos and Cosmos Deeps ore bodies, and includes potential future production from identified mineralization, including the Tapinos, Prospero and AM2 deposits.
•	Allan — a 40% interest in a sliding-scale royalty on Potash Corporation of Saskatchewan’s potash mine located in Canada. The royalty is currently paying at a rate of $1.44 per ton relative to annual production.
     Other key precious metal royalty assets on evaluation and development properties, or exploration projects include Mercator’s Meekatharra project in Western Australia, Dundee’s Back River project in Canada, and the Holt-McDermott claims on St. Andrew Goldfields’ Holt-Holloway project in Canada.
     See Tables 1 and 2 for a list of producing, and evaluation and development properties to be acquired in the transaction that contain reserves and additional mineralization.
About Royal Gold
     Royal Gold is a precious metals royalty company engaged in the acquisition and management of precious metal royalty interests. Royal Gold is publicly-traded on the NASDAQ Global Select Market under the symbol “RGLD,” and on the Toronto Stock Exchange under the symbol “RGL.” The Company’s web page is located at www.royalgold.com.

Conference Call and Webcast Information
     Management will host a conference call at 12:00 p.m. Mountain Time (2:00 p.m. Eastern time) on Thursday, July 31, 2008, to discuss the details of the acquisition. The call can be accessed by dialing (800) 603-2779 or (706) 634-7230, access code 57356752.
     The conference call will be simultaneously webcast on the Company’s web site at www.royalgold.com under the “Presentations” section. The webcast will include a slide show. The replay of the webcast will be available on the Company’s web site approximately two hours after the call ends.

Cautionary “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical matters, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained herein. Such forward-looking statements include statements regarding the transaction being immediately accretive on all key financial measures, growth in royalty revenue as development stage projects commence production, the scheduled closing of the transaction, receipt of immediate royalty revenues and cash flow, addition of significant strength to Royal Gold’s royalty portfolio, the restructuring of Royal Gold’s royalties providing a catalyst to Barrick’s development at the Crossroads deposit and such development resulting in a greater upside to shareholders, the operators’ estimates of reserves and additional mineralized material, and the price of potash per ton. Like any royalty acquisition that contains significant assets that are not producing or not yet in development, the royalties in the royalty portfolio planned to be acquired that are in evaluation and development or exploration stage are subject to certain risks, such as the ability of the operator to bring the project into production and operate in accordance with the feasibility study and the ability of Royal Gold to make accurate assumptions regarding valuation, timing and amount of royalty payments. In addition, the royalties are subject to certain risks associated with conducting business in foreign countries, including application of foreign laws to contract and other disputes, foreign environmental laws and enforcement and uncertain political and economic environments. Factors that could cause actual results to differ materially from projections include, among others, the exercise of third party buy down rights, rights of first offer and rights of first refusal on royalties planned to be acquired, precious metals and other commodity prices, decisions and activities of the operators of the various properties, unanticipated grade, geological, metallurgical, processing or other problems the operators may encounter, changes in project parameters as plans continue to be refined, economic and market conditions, as well as other factors described elsewhere in this press release and in the Company’s Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made herein. Readers are cautioned not to put undue reliance on forward-looking statements.

TABLE 1
BARRICK ROYALTY PORTFOLIO
RESERVES 1,2
GOLD/SILVER

						Average
					Tons	Grade	Contained Ounces
Property	Location	Ownership	NSR Rate %	Metal	(millions)	(opt)	(millions)
Mulatos [3]	Mexico	Alamos Gold	0.70 - 3.50	Gold	35.42	0.048	1.689
Siguiri [4]	Guinea	AngloGold Ashanti	0.00 - 1.875	Gold	122.22	0.022	2.629
Balcooma	Australia	Kagara Zinc	1.50	Gold	1.12	0.016	0.018
Balcooma	Australia	Kagara Zinc	1.50	Silver	1.12	1.64	1.842
El Toqui [5]	Chile	Breakwater Resources	1.0 - 3.0	Gold	5.20	0.032	0.167
Meekatharra [6](Paddy’s Flat)	Australia	Mercator Gold	AUD$10 per ounce	Gold	2.19	0.140	0.308
Wharf	United States	Goldcorp	2.0	Gold	8.95	0.025	0.220
Holt/Holloway	Canada	St. Andrew Goldfields	0.00013 x	Gold	2.95	0.165	0.486
			Au price
BASE METALS

						Average
					Tons	Grade	Contained lbs
Property	Location	Ownership	NSR Rate %	Metal	(millions)	(%)	(millions)
Mt. Goode	Australia	Xstrata	1.50	Nickel	1.31	4.45	116
Balcooma	Australia	Kagara Zinc	1.50	Copper	2.18	3.1	135
Balcooma	Australia	Kagara Zinc	1.50	Zinc	1.12	8.3	185
Balcooma	Australia	Kagara Zinc	1.50	Lead	1.12	3.3	73
El Toqui [5]	Chile	Breakwater Resources	1.0 - 3.0	Zinc	5.20	7.3	759

TABLE 1 (continued)
BARRICK ROYALTY PORTFOLIO
RESERVES 1,2
POTASH

						Average
					Tons	Grade	Contained Tons
Property	Location	Ownership	NSR Rate %	Element	(millions)	(%)	(millions)
Allan [7]	Canada	Potash Corporation of Saskatchewan	$0.36 - $1.44 per ton	Potash	348.33	25.9	90

[1]	Set forth below are the definitions of proven and probable reserves used by the U.S. Securities and Exchange Commission. Some of these royalty operators are Canadian issuers. Their definitions of “mineral reserve,” “proven mineral reserve” and “probable mineral reserve” conform to the Canadian Institute of Mining, Metallurgy and Petroleum definitions of these terms as of the effective date of estimation as required by National Instrument 43-101 of the Canadian Securities Administrators.

“Reserve” is that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.

“Proven (Measured) Reserves” are reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes, and the grade is computed from the results of detailed sampling, and (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that the size, shape, depth and mineral content of the reserves are well established.

“Probable (Indicated) Reserves” are reserves for which the quantity and grade are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance of probable (indicated) reserves, although lower than that for proven (measured) reserves, is high enough to assume geological continuity between points of observation.

[2]	Estimated reserves subject to the Barrick royalty portfolio interests. Royal Gold has not been supplied with reserve information directly from the operator. This information is derived from recent publicly-available information from the operators of the various properties or from various recent National Instrument 43-101 reports.

[3]	The royalty is capped at 2.0 million ounces of production. As of March 31, 2008, 212,000 ounces have been produced. NSR sliding-scale schedule (price of gold per ounce - royalty rate): $0.00 to $299.99 — 0.70%; $300 to $324.99 — 1.05%; $325 to $349.99 — 1.4%; $350 to $374.99 — 2.10%; $375 to $399.99 — 2.80%; $400 or higher — 3.5%.

[4]	The royalty is capped on a dollar basis and approximately $15 million remains to be paid. NSR sliding-scale schedule (price of gold per ounce — royalty rate as of 3/31/08): <478.10 — 0.00%; $478.10 to $546.41 — 0.625%; $546.42 to $580.57 — 0.875%; $580.58 to $614.72 — 1.125%; $614.73 to $648.87 — 1.50%; above $648.87 — 1.875%.

[5]	NSR sliding-scale schedule (price of zinc per pound — royalty rate): > $0.50 but < $0.55 — 1.0%; > = $0.55 but < $0.60 — 2.0%; > = $0.60 — 3.0%.

[6]	Royalty applies on production above 50,000 ounces.

[7]	The royalty applies to 40% of production. The royalty rate is $1.44 per ton for the first 600,000 tons on which the royalty is paid, reducing to $0.72 per ton on 600,000-800,000 tons and to $0.36 per ton above 800,000 tons. The sliding-scale is applicable when the price of potash drops below $23 per ton. However, given the fact that North American market prices for the remainder of 2008 are approximately $800 per ton, the complete sliding-scale schedule is not presented here.

TABLE 2
BARRICK ROYALTY PORTFOLIO
ADDITIONAL MINERALIZED MATERIAL 1,2,3,4
GOLD/SILVER

					Measured		Indicated		Inferred
						Average		Average		Average
					Tons	Grade	Tons	Grade	Tons	Grade
Property	Location	Ownership	NSR Rate %	Metal	(M)	(opt)	(M)	(opt)	(M)	(opt)
Mulatos [5]	Mexico	Alamos Gold	0.70 - 3.50	Gold	12.31	0.029	58.47	0.027	70.79	0.027
Siguiri [6]	Guinea	AngloGold Ashanti	0.00 - 3.75	Gold	1.10	0.021	20.70	0.027	63.60	0.027
Meekatharra [7,8] (Reedy)	Australia	Mercator Gold	1.0 - 2.5	Gold	—	—	2.25	0.071	2.65	0.069
Meekatharra [8] (Paddy’s Flat)	Australia	Mercator Gold	AUD$10 per ounce	Gold	—	—	17.51	0.039	8.74	0.040
Wharf	United States	Goldcorp	2.0	Gold	3.42	0.020	5.26	0.021	4.42	0.025
Malartic [7,9]	Canada	Osisko Exploration	2.0 - 3.0	Gold	—	—	—	—	236.61	0.027
Holt/Holloway [10]	Canada	St. Andrew Goldfields	0.00013 x Au price	Gold	1.46	0.194	2.11	0.200	1.18	0.226
Back River [11] (George Lake)	Canada	Dundee Precious Metals	2.35	Gold	—	—	2.03	0.291	2.82	0.307
Back River [12] (Goose Lake)	Canada	Dundee Precious Metals	1.95	Gold	—	—	1.74	0.346	1.09	0.270

TABLE 2 (continued)
BARRICK ROYALTY PORTFOLIO
ADDITIONAL MINERALIZED MATERIAL 1,2,3,4
BASE METALS

					Measured		Indicated		Inferred
						Average		Average		Average
					Tons	Grade	Tons	Grade	Tons	Grade
Property	Location	Ownership	NSR Rate %	Metal	(M)	(%)	(M)	(%)	(M)	(%)
Mt. Goode	Australia	Xstrata	1.50	Nickel	0.46	6.39	0.56	6.98	0.65	5.65
Balcooma	Australia	Kagara Zinc	1.50	Copper	—	—	1.87	3.7	—	—
Balcooma	Australia	Kagara Zinc	1.50	Zinc	—	—	0.77	6.7	0.01	7.8
Balcooma	Australia	Kagara Zinc	1.50	Lead	—	—	0.77	2.8	0.01	3.6
El Toqui [10,13]	Chile	Breakwater Resources	1.0 - 3.0	Zinc	Measured and Indicated 5.89 tons @ 8.1%				5.25	7.1
Ming	Canada	Rambler Metals	C$1.00 per ton of ore	Copper	0.53	— [14]	10.56	— [14]	3.39	— [14]
Kutcho Creek	Canada	Sherwood Copper	1.60	Copper	—	—	19.05	1.56	0.40	1.620
Kutcho Creek	Canada	Sherwood Copper	1.60	Zinc	—	—	19.05	2.12	0.40	1.770

TABLE 2
BARRICK ROYALTY PORTFOLIO
FOOTNOTES

[1]	Mineralized material is that part of a mineral system that has potential economic significance but cannot be included in the proven and probable ore reserve estimates until further drilling and metallurgical work is completed, and until other economic and technical feasibility factors based upon such work have been resolved. The U.S. Securities and Exchange Commission does not recognize this term. Investors are cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into reserves.

[2]	Some of the royalty operators are Canadian issuers. Their definitions of “mineral resource,” “measured mineral resource,” “indicated mineral resource” and “inferred mineral resource” conforms to the Canadian Institute of Mining, Metallurgy and Petroleum definitions of those terms as of the effective date of estimation, as required by National Instrument 43-101 of the Canadian Securities Administrators. Mineral resources which are not mineral reserves do not have economic viability. Canadian issuers use the terms “mineral resources” and its subcategories “measured,” “indicated” and “inferred” mineral resources. While such terms are recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize them. Investors are cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into reserves.

[3]	Royal Gold has not been supplied with additional mineralized material information directly from the operator. This information is derived from recent publicly-available information from the operators of the various properties or from various recent National Instrument 43-101 reports. Additional mineralized material shown in the table may include additional mineralized material that is not subject to the royalty interests and/or may be subject to contractual limitations such as production caps, monetary caps, and the extent of claim, concession or tenement boundaries.

[4]	Only additional mineralized material relating to producing, development and evaluation stage projects are presented in this table. No additional mineralized material for exploration stage projects within the Barrick royalty portfolio are presented herein.

[5]	NSR sliding-scale schedule (price of gold per ounce — royalty rate): $0.00 to $299.99 - 0.70%; $300 to $324.99 — 1.05%; $325 to $439.99 — 1.40%; $350 to $374.99 — 2.10%; $375 to $399.99 — 2.80%; $400 or higher — 3.5%.

[6]	The royalty is capped on a dollar basis and approximately $15 million remains to be paid. NSR sliding-scale schedule (price of gold per ounce — royalty rate as of 3/31/08): <$478.10 — 0.00%; $478.10 to $546.41 — 0.625%; $546.42 to $580.57 — 0.875%; $580.58 to $614.72 — 1.125%; $614.73 to $648.87 — 1.50%; above $648.87 — 1.875%.

[7]	Subject to third party rights, such as first right of refusal and/or buy down right.

[8]	Royalty applies on production above 50,000 ounces at Paddy’s Flat and above 300,000 ounces at Reedy.

[9]	NSR sliding-scale schedule (price of gold per ounce — royalty rate): below $350 — 2.0%; $350 and above — 3.0%.

[10]	Additional mineralized material does not include reserves, except at Holt/Holloway and El Toqui where the operator includes reserves in the Measured and Indicated category.

[11]	Royalty applies on production above 800,000 ounces.

[12]	Royalty applies on production above 400,000 ounces.

[13]	NSR sliding-scale schedule (price of zinc per pound — royalty rate): > $0.50 but < $0.55 — 1.0%; > = $0.55 but < $0.60 — 2.0%; > = $0.60 — 3.0%.

[14]	Royalty is paid on tons processed through the mill rather than on metal content.